                                                                  EXHIBIT (e)(3)

                                                AIG PROTECTION ADVANTAGE VUL(SM)
                                               VARIABLE UNIVERSAL LIFE INSURANCE
                                                        SUPPLEMENTAL APPLICATION

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK ("USL") A subsidiary of American International Group, Inc. (AIG)
Home Office: 70 Pine Street, New York, NY 10270

(This supplement must accompany the appropriate application for life insurance.)

NOTICE: The amount or the duration of the Death Benefit Proceeds and the Accumulation Value provided by the policy when based on the investment experience of a Separate Account, are variable, may increase or decrease, and not guaranteed as to the fixed dollar amount. Upon the owner's written request, USL will provide an illustration of the benefits and values of the policy, including the Death Benefit and the Accumulation Values. The supplement and the application will be attached to and made part of the policy.

APPLICANT INFORMATION -- SUPPLEMENT TO THE APPLICATION ON THE LIFE OF

               ------------------------   --------------------------------------
               Name of proposed insured   Date of application for life insurance

INITIAL ALLOCATION PERCENTAGES

INVESTMENT OPTIONS  In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges.
                    TOTAL ALLOCATIONS IN EACH COLUMN MUST EQUAL 100%. USE WHOLE PERCENTAGES ONLY.

                                              PREMIUM  DEDUCTION                                                 PREMIUM   DEDUCTION
                                            ALLOCATION ALLOCATION                                              ALLOCATION ALLOCATION
                                            ---------- ----------                                              ---------- ----------
USL DECLARED FIXED INTEREST ACCOUNT (242)            %          %  J.P. MORGAN SERIES TRUST II
                                             --------   --------   International Equity* (443)                          %          %
AIG RETIREMENT COMPANY I                                                                                        --------   --------
                                                                   JPMORGAN INSURANCE TRUST
International Equities* (373)                        %          %
                                             --------   --------   Government Bond (444)                                %          %
                                                                                                                --------   --------
Mid Cap Index (374)                                  %          %  MFS(R) VARIABLE INSURANCE TRUST
                                             --------   --------   New Discovery* (360)                                 %          %
Money Market I (375)                                 %          %                                               --------   --------
                                             --------   --------   Research (359)                                       %          %
Nasdaq-100(R) Index (376)                            %          %                                               --------   --------
                                             --------   --------   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
Science and Technology (379)                         %          %  Mid-Cap Growth (361)                                 %          %
                                             --------   --------                                                --------   --------
Small Cap Index* (378)                               %          %  Socially Responsive (445)                            %          %
                                             --------   --------                                                --------   --------
Stock Index (377)                                    %          %  OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                             --------   --------   Balanced (362)                                       %          %
AIM VARIABLE INSURANCE FUNDS                                                                                    --------   --------
Global Real Estate* (440)                            %          %  Global Securities* (363)                             %          %
                                             --------   --------                                                --------   --------
International Growth* (340)                          %          %  PIMCO VARIABLE INSURANCE TRUST
                                             --------   --------   CommodityRealReturn(TM) Strategy* (367)              %          %
THE ALGER AMERICAN FUND                                                                                         --------   --------
Capital Appreciation (342)                           %          %  Global Bond (Unhedged) (446)                         %          %
                                             --------   --------                                                --------   --------
MidCap Growth (341)                                  %          %  Real Return (365)                                    %          %
                                             --------   --------                                                --------   --------
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                         Short-Term (364)                                     %          %
Value (343)                                          %          %                                               --------   --------
                                             --------   --------   Total Return (366)                                   %          %
CREDIT SUISSE TRUST                                                                                             --------   --------
Small Cap Core I* (344)                              %          %  PIONEER VARIABLE CONTRACTS TRUST
                                             --------   --------   Mid Cap Value (368)                                  %          %
DREYFUS VARIABLE INVESTMENT FUND                                                                                --------   --------
International Value* (441)                           %          %  PUTNAM VARIABLE TRUST
                                             --------   --------   Diversified Income (369)                             %          %
FIDELITY(R) VARIABLE INSURANCE PRODUCTS                                                                         --------   --------
Asset Manager(SM) (348)                              %          %  Small Cap Value* (447)                               %          %
                                             --------   --------                                                --------   --------
Contrafund(R) (347)                                  %          %  SUNAMERICA SERIES TRUST
                                             --------   --------   Aggressive Growth (372)                              %          %
Equity-Income (345)                                  %          %                                               --------   --------
                                             --------   --------   Balanced (371)                                       %          %
Freedom 2020 (350)                                   %          %                                               --------   --------
                                             --------   --------   VAN KAMPEN LIFE INVESTMENT TRUST
Freedom 2025 (351)                                   %          %  Growth and Income (382)                              %          %
                                             --------   --------                                                --------   --------
Freedom 2030 (352)                                   %          %  VANGUARD(R) VARIABLE INSURANCE FUND
                                             --------   --------   High Yield Bond (380)                                %          %
Growth (346)                                         %          %                                               --------   --------
                                             --------   --------
Mid Cap (349)                                        %          %  REIT Index (381)                                     %          %
                                             --------   --------                                                --------   --------
FRANKLIN TEMPLETON VARIABLE INSURANCE                              OTHER:                                               %          %
PRODUCTS TRUST                                                            ------------------------              --------   --------
Franklin Small Cap Value Securities* (356)           %          %                                                 100%      100%
                                             --------   --------   *If you select the Guaranteed Minimum Death Benefit (GMDB) rider
Mutual Shares Securities (354)                       %          %   this investment option is designated as a Restricted Fund.
                                             --------   --------
JANUS ASPEN SERIES
Forty (442)                                          %          %
                                             --------   --------
International Growth* (357)                          %          %
                                             --------   --------
Mid Cap Growth (358)                                 %          %
                                             --------   --------

AGLC102803-NY

DOLLAR COST AVERAGING (DCA)

DOLLAR COST     ($ 5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can
AVERAGING (DCA) be systematically transferred from ANY ONE INVESTMENT OPTION and directed to one or more of the investment options below. The USL
                Declared Fixed Interest Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                NOTE: DCA IS NOT AVAILABLE IF THE AUTOMATIC REBALANCING OPTION OR GMDB RIDER HAVE BEEN CHOSEN.

                Day of the month for transfers:                   (Choose a day of the month between 1-28.)
                                                -----------------
                Frequency of transfers: [_] Monthly  [_] Quarterly  [_] Semiannually  [_] Annually
                DCA to be made from the following investment option:
                                                                     --------------------------------------
                Transfer $                                    ($100 MINIMUM, WHOLE DOLLARS ONLY)
                           ----------------------------------

AIG RETIREMENT COMPANY I                                    J.P. MORGAN SERIES TRUST II
International Equities (373)                $               International Equity (443)                  $
                                             -------------                                               -------------
Mid Cap Index (374)                         $               JPMORGAN INSURANCE TRUST
                                             -------------  Government Bond (444)                       $
Money Market I (375)                        $                                                            -------------
                                             -------------  MFS(R) VARIABLE INSURANCE TRUST
Nasdaq-100(R) Index (376)                   $               New Discovery (360)                         $
                                             -------------                                               -------------
Science and Technology (379)                $               Research (359)                              $
                                             -------------                                               -------------
Small Cap Index (378)                       $               NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                                             -------------  Mid-Cap Growth (361)                        $
Stock Index (377)                           $                                                            -------------
                                             -------------  Socially Responsive (445)                   $
USL VARIABLE INSURANCE FUNDS                                                                             -------------
Global Real Estate (440)                    $               OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                             -------------  Balanced (362)                              $
International Growth (340)                  $                                                            -------------
                                             -------------  Global Securities (363)                     $
THE ALGER AMERICAN FUND                                                                                  -------------
Capital Appreciation (342)                  $               PIMCO VARIABLE INSURANCE TRUST
                                             -------------  CommodityRealReturn(TM) Strategy (367)      $
MidCap Growth (341)                         $                                                            -------------
                                             -------------  Global Bond (Unhedged) (446)                $
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                                                               -------------
Value (343)                                 $               Real Return (365)                           $
                                             -------------                                               -------------
CREDIT SUISSE TRUST                                         Short-Term (364)                            $
Small Cap Core I (344)                      $                                                            -------------
                                             -------------  Total Return (366)                          $
DREYFUS VARIABLE INVESTMENT FUND                                                                         -------------
International Value (441)                   $               PIONEER VARIABLE CONTRACTS TRUST
                                             -------------  Mid Cap Value (368)                         $
FIDELITY(R) VARIABLE INSURANCE PRODUCTS                                                                  -------------
Asset Manager(SM) (348)                     $               PUTNAM VARIABLE TRUST
                                             -------------  Diversified Income (369)                    $
Contrafund(R) (347)                         $                                                            -------------
                                             -------------  Small Cap Value (447)                       $
Equity-Income (345)                         $                                                            -------------
                                             -------------  SunAmerica Series Trust
Freedom 2020 (350)                          $                                                            -------------
                                             -------------  Aggressive Growth (372)                     $
Freedom 2025 (351)                          $                                                            -------------
                                             -------------  Balanced (371)                              $
Freedom 2030 (352)                          $                                                            -------------
                                             -------------  VAN KAMPEN LIFE INVESTMENT TRUST
Growth (346)                                $               Growth and Income (382)                     $
                                             -------------                                               -------------
Mid Cap (349)                               $               VANGUARD(R) VARIABLE INSURANCE FUND
                                             -------------  High Yield Bond (380)                       $
FRANKLIN TEMPLETON VARIABLE INSURANCE                                                                    -------------
PRODUCTS TRUST                                              REIT Index (381)                            $
Franklin Small Cap Value Securities (356)   $                                                            -------------
                                             -------------  OTHER:                                      $
Mutual Shares Securities (354)              $                      ---------------------------           -------------
                                             -------------
JANUS ASPEN SERIES
Forty (442)                                 $
                                             -------------
International Growth (357)                  $
                                             -------------
Mid Cap Growth (358)                        $
                                             -------------

AUTOMATIC REBALANCING

AUTOMATIC           ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division assets will be automatically rebalanced
REBALANCING         based on the premium percentages designated on Page 1 of this form. If the USL Declared Fixed
                    Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic
                    Rebalancing option.

                    CHECK HERE FOR AUTOMATIC REBALANCING FREQUENCY: [_] Quarterly [_] Semiannually [_] Annually
                    NOTE: AUTOMATIC REBALANCING IS NOT AVAILABLE IF THE DCA OPTION HAS BEEN CHOSEN. AUTOMATIC REBALANCING IS
                          REQUIRED IF THE GMDB RIDER HAS BEEN SELECTED.

AGLC102803-NY

MODIFIED ENDOWMENT CONTRACT

CONTRACT            If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1)
                    withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [_] YES [_] NO

AUTHORIZATION FOR TRANSACTIONS

INITIAL APPROPRIATE I (or we, if Joint Owners), hereby authorize USL to act on e-service instructions, if elected, to transfer
BOX HERE:           values among the variable divisions and the USL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

                    [_] Policy Owner(s)-- if Joint Owners, either of us acting independently.

                    [_] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent USL and the firm authorized to service my policy.

                    USL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon e-service instructions received and acted on in good faith, including losses due to e-service communication errors. USL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to an e-service instruction, I will notify USL in writing within five working days from receipt of confirmation of the transaction from USL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by USL at its home office.

SUITABILITY

ALL QUESTIONS MUST  1. Have you, the Proposed Insured or Owner (if different), received the
BE ANSWERED.           variable universal life insurance policy prospectus and the investment
                       choices brochure describing the investment options?                          [_] yes [_] no

                    2. Do you understand and acknowledge:

                       a.  THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF
                           SEGREGATED ACCOUNTS WHICH MEANS THAT YOU NEED TO RECEIVE AND
                           UNDERSTAND CURRENT PROSPECTUSES FOR THE POLICY AND THE
                           UNDERLYING ACCOUNTS?                                                     [_] yes [_] no

                       b.  THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF
                           THE SEGREGATED ACCOUNTS MAY VARY: AND

                           (1) ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER INSURANCE
                               COMPANY, THE U.S. GOVERNMENT OR ANY STATE GOVERNMENT?                [_] yes [_] no

                           (2) ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE
                               BOARD OR ANY OTHER AGENCY, FEDERAL OR STATE?                         [_] yes [_] no

                       c.  THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS
                           PLACED IN THE USL DECLARED FIXED INTEREST ACCOUNT?                       [_] yes [_] no

                       d.  THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE
                           AND TO ALLOW FOR THE ACCUMULATION OF VALUES IN THE SEGREGATED
                           ACCOUNTS?                                                                [_] yes [_] no

                       e.  THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR
                           DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE
                           ACCOUNT?                                                                 [_] yes [_] no

                       f.  THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE
                           INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE USL
                           DECLARED FIXED INTEREST ACCOUNT ACCUMULATION, AND CERTAIN
                           EXPENSE DEDUCTIONS?                                                      [_] yes [_] no

                    3. Do you believe the Policy you selected meets your insurance and investment
                       objectives and your anticipated financial needs?                             [_] yes [_] no


AGLC102803-NY

ELECTRONIC DELIVERY CONSENT

                    The United States Life Insurance Company in the City of New York ("USL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or
                    CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                    This consent authorizes USL, with respect to USL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                    .   Contract prospectuses and supplements

                    .   Investment option prospectuses and supplements

                    .   Statements of additional information

                    .   Annual and semi-annual investment option reports

                    This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at The United States Life Insurance Company in the City of New York, P.O. Box 4880,
                    Houston, Texas, 77210-4880, Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                    In order to participate in this delivery method you must have access to the following:

                    .   A personal computer with CD-ROM hardware and software

                    .   Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent

                    .   Communication access to the Internet

                    Should you wish to print materials that have been delivered via e-mail or CD-ROM, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from
                    http://www.adobe.com/products/acrobat/readstep2.html.

                    We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                    Your e-mail address will be used solely for USL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                    By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                    I consent to receive electronic delivery of the documents specified above.


                    ----------------------------------------     ------------------------------------------
                    Signature of Owner                           Please provide your e-mail address

                    If you prefer CD-ROM delivery, please check here [_]

SIGNATURES

SIGNATURES
                      -------------------------------------------------------------------------------------
                      Signed at (city, state)

                      -------------------------------------------------------------------------------------
                      Print name of Broker/Dealer

                    X ____________________________________________   ______________________    ____________
                      Registered representative                      State license #           Date

                    X ______________________________________________________________________   ____________
                      Primary proposed insured                                                 Date

                    X ______________________________________________________________________   ____________
                      Owner (If different from Proposed Insured)                               Date

                    X ______________________________________________________________________   ____________
                      Joint Owner (If applicable)                                              Date

AGLC102803-NY